NEWS	Exhibit 99.1

Mark Graff
Group Vice President, IR & Finance
(813) 830-5311

Bloomin’ Brands Announces 2020 Q1 Financial Results
Company Prices $200 Million Convertible Notes
Expects Sales to Strengthen As Dining Rooms Re-Open

TAMPA, Fla., May 8, 2020 - Bloomin’ Brands, Inc. (Nasdaq: BLMN) today announced a business update related to COVID-19 as well as first quarter 2020 financial results.

Statement from David Deno, Chief Executive Officer
Our priorities remain unchanged as we continue to address these challenging times. We are focused on taking care of our people and serving food in a safe environment that protects both our Team Members and customers.

Since the beginning of the pandemic and closing of our dining rooms on March 20th, we have leveraged our strong off-premises business. As a result, we have tripled our average off-premises sales per restaurant since the beginning of March. We have begun reopening dining rooms as state and local governments allow. We have 355 restaurant dining rooms opened with limited seating capacity across multiple states as of Thursday evening. Early results have been promising.

As these dining rooms reopen, we are adhering to the strongest of safety measures, including additional sanitation and disinfecting practices, enhanced hand-washing protocols, use of gloves and facial protection of our employees, and we are providing contactless payment options for our customers. In addition, each dining room seating configuration has been modified to adhere to social distancing and reduced capacity standards, and we are leveraging our table management notification system to allow guests to wait in their cars for their table.

Concurrently, we took steps to further strengthen our liquidity position through the issuance of $200 million convertible notes. In addition, we expect our weekly cash burn rate of $6 million to $8 million to improve as dining rooms continue to open. These funds and our reduced burn rate provide us with additional flexibility to navigate economic uncertainty over the medium to long-term.

As it relates to our first quarter results, we were on track to deliver a strong quarter prior to the impact of the pandemic. The strategies to enhance Total Shareholder Return that we outlined on our Q4 earning’s call were working. Through February all of our concepts were positive in sales and traffic. We achieved meaningful expansion of our adjusted operating margins during those eight weeks, and we had begun to see the benefits of our expected $40 million of cost savings that we outlined in February. Once we have successfully navigated the ongoing crisis, we believe that we will be well positioned to build on our early 2020 success and emerge a stronger company.

Convertible Notes Offering
On May 6, 2020, we announced the pricing of a $200 million convertible senior notes offering. In connection with the pricing of the notes, we entered into convertible note hedge and warrant transactions to mitigate future dilution of our common shares. We expect to close the transaction today subject to customary closing conditions.

First Quarter Preliminary Diluted EPS and Adjusted Diluted EPS
The following table reconciles Preliminary Diluted earnings per share attributable to common stockholders to Preliminary Adjusted diluted earnings per share for the first quarter 2020 (“Q1 2020”) compared to the first quarter 2019 (“Q1 2019”). EPS information in the following table remains unchanged from the information provided in our May 5, 2020 press release.

	Q1
	2020	2019	CHANGE
Diluted earnings per share attributable to common stockholders	$(0.44)	$0.69	$(1.13)
Adjustments	0.58	0.06	0.52
Adjusted diluted earnings per share	$0.14	$0.75	$(0.61)

______________
See Preliminary Data and Non-GAAP Measures later in this release.

For additional context, our first quarter adjusted diluted earnings per share results included $16 million of relief pay provided to hourly employees impacted by the closure of our dining rooms.

First Quarter Preliminary Financial Results

(dollars in millions)	Q1 2020	Q1 2019	CHANGE
Total revenues	$1,008.3	$1,128.1	(10.6)%

GAAP restaurant-level operating margin	12.1%	17.1%	(5.0)%
Adjusted restaurant-level operating margin (1)	12.5%	17.1%	(4.6)%

GAAP operating income margin	(4.1)%	7.3%	(11.4)%
Adjusted operating income margin (1)	2.7%	7.8%	(5.1)%
___________________

(1)	See Preliminary Data and Non-GAAP Measures later in this release.

•
The decrease in total revenues was primarily due to: (i) lower U.S. comparable restaurant sales driven by the COVID-19 pandemic, (ii) domestic refranchising, (iii) foreign currency translation and (iv) the decrease in franchise revenues driven by the COVID-19 pandemic, partially offset by the net impact of restaurant openings and closures.

•
GAAP restaurant-level operating margin decreased due to: (i) lower comparable restaurant sales and costs in connection with the COVID-19 pandemic, including relief pay, inventory obsolescence and incremental operating costs, and (ii) commodity and labor inflation.

•
The primary difference between GAAP and Adjusted restaurant-level operating margin is that adjusted restaurant-level operating margin excludes the negative impact of inventory obsolescence and spoilage costs associated with COVID-19.

•
GAAP operating income margin decreased due to: (i) restaurant-level operating margin discussed above, (ii) asset impairment charges related to the COVID-19 pandemic and (iii) the impact of restructuring and transformation initiatives. These costs were excluded from our adjusted operating income margin.

First Quarter Preliminary Comparable Restaurant Sales
Comparable Restaurant Sales information in the following table remains unchanged from the information provided in our May 5, 2020 Press Release.

	EIGHT WEEKS ENDED	FIVE WEEKS ENDED	THIRTEEN WEEKS ENDED
Comparable restaurant sales (stores open 18 months or more):	FEBRUARY 23, 2020	MARCH 29, 2020	MARCH 29, 2020
U.S.
Outback Steakhouse	2.2%	(28.1)%	(9.5)%
Carrabba’s Italian Grill	4.5%	(29.9)%	(8.7)%
Bonefish Grill	2.0%	(38.6)%	(13.9)%
Fleming’s Prime Steakhouse & Wine Bar	2.4%	(40.0)%	(13.2)%
Combined U.S.	2.6%	(31.0)%	(10.4)%

International
Outback Steakhouse - Brazil (1)	NM	NM	6.8%
_________________

NM	Not meaningful.

(1)
Brazil comparable restaurant sales are on a one-month lag and are presented on a calendar basis. Represents results through February 29, 2020. Brazil’s First Quarter comparable restaurant sales do not include any material impact from the COVID-19 pandemic. Most of our Brazil restaurants are currently open for off-premises only.

Strategic Alternatives Review Update
In November 2019, we announced that we were exploring and evaluating strategic alternatives that have the potential to maximize value for our stockholders. In February 2020, in connection with our year-end earnings release and conference call, we provided an update on that process and discussed certain actions that we planned to take. While we have implemented the 2020 cost savings measures described at the time and remain committed to our plan to support a growth-focused, operations centric organization over the long term, we have suspended further activity with respect to the strategic review process as we prioritize our response to the COVID-19 pandemic. This includes a suspension of discussions with interested parties with respect to our Brazil business.
Conference Call
The Company will host a conference call today, May 8, 2020 at 8:30 AM EST. The conference call will be webcast live from the Company’s website at http://www.bloominbrands.com under the Investors section. A replay of this webcast will be available on the Company’s website after the call.

Preliminary Data
The unaudited data presented in this release is preliminary, based upon certain management estimates and subject to the completion of our procedures for the preparation and review of our quarterly financial statements. We have not completed our final closing procedures related to our analysis of goodwill, intangible assets and certain other long-lived assets for impairment and the related income tax provision adjustments that may result from completion of such procedures. In addition, estimated cash burn data has been provided to help investors understand and assess the near-term impacts of the COVID-19 pandemic, but is subject to variability and may not be indicative of our results or trends for any full reporting period.

Non-GAAP Measures
In addition to the results provided in accordance with GAAP, this press release and related tables include certain non-GAAP measures, which present operating results on an adjusted basis. These are supplemental measures of performance that are not required by or presented in accordance with GAAP and include the following: (i) Adjusted restaurant-level operating margin, (ii) Adjusted income from operations and the corresponding margin, (iii) Adjusted net income, (iv)

Adjusted diluted earnings per share, (v) Adjusted segment restaurant-level operating margin and (vi) Adjusted segment income from operations and the corresponding margin.

We believe that our use of non-GAAP financial measures permits investors to assess the operating performance of our business relative to our performance based on GAAP results and relative to other companies within the restaurant industry by isolating the effects of certain items that may vary from period to period without correlation to core operating performance or that vary widely among similar companies. However, our inclusion of these adjusted measures should not be construed as an indication that our future results will be unaffected by unusual or infrequent items or that the items for which we have made adjustments are unusual or infrequent or will not recur. We believe that the disclosure of these non-GAAP measures is useful to investors as they form part of the basis for how our management team and Board of Directors evaluate our operating performance, allocate resources and administer employee incentive plans.

These non-GAAP financial measures are not intended to replace GAAP financial measures, and they are not necessarily standardized or comparable to similarly titled measures used by other companies. We maintain internal guidelines with respect to the types of adjustments we include in our non-GAAP measures. These guidelines endeavor to differentiate between types of gains and expenses that are reflective of our core operations in a period, and those that may vary from period to period without correlation to our core performance in that period. However, implementation of these guidelines necessarily involves the application of judgment, and the treatment of any items not directly addressed by, or changes to, our guidelines will be considered by our disclosure committee. You should refer to the reconciliations of non-GAAP measures in tables four, five, and six included later in this release for descriptions of the actual adjustments made in the current period and the corresponding prior period.

About Bloomin’ Brands, Inc.
Bloomin’ Brands, Inc. is one of the largest casual dining restaurant companies in the world with a portfolio of leading, differentiated restaurant concepts. The Company has four founder-inspired brands: Outback Steakhouse, Carrabba’s Italian Grill, Bonefish Grill and Fleming’s Prime Steakhouse & Wine Bar. The Company operates more than 1,450 restaurants in 48 states, Puerto Rico, Guam and 20 countries, some of which are franchise locations. For more information, please visit www.bloominbrands.com.

Forward-Looking Statements
Certain statements contained herein, including statements under the headings “Statement from David Deno, Chief Executive Officer,” and “Strategic Alternatives Review Update” are not based on historical fact and are “forward-looking statements” within the meaning of applicable securities laws. Generally, these statements can be identified by the use of words such as “guidance,” “believes,” “estimates,” “anticipates,” “expects,” “on track,” “feels,” “forecasts,” “seeks,” “projects,” “intends,” “plans,” “may,” “will,” “should,” “could,” “would” and similar expressions intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements include all matters that are not historical facts. By their nature, forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from the Company’s forward-looking statements. These risks and uncertainties include, but are not limited to: the effects of the COVID-19 pandemic and uncertainties about its depth and duration, as well as the impacts to economic conditions and consumer behavior, including, among others: the inability of workers, including delivery drivers, to work due to illness, quarantine, or government mandates, temporary restaurant closures due to reduced workforces or government mandates, the unemployment rate, the extent, availability and effectiveness of any COVID-19 stimulus packages or loan programs, the ability of our franchisees to operate their restaurants during the pandemic and pay royalties, and trends in consumer behavior and spending during and after the end of the pandemic; the outcome of our review of strategic alternatives, including the impact on our ongoing business, our stock price and our ability to successfully implement any alternatives that we pursue including our ability to achieve the cost savings described in this release; consumer reaction to public health and food safety issues; competition; increases in labor costs; government actions and policies; increases in unemployment rates and taxes; local, regional, national and international economic conditions; consumer confidence and spending patterns; price and availability of commodities; the effects of changes in tax laws; challenges associated with our remodeling, relocation and expansion plans; interruption or breach of our systems or loss of consumer or employee information; political, social and legal conditions in international markets and their effects on foreign operations and foreign currency exchange rates; our ability to preserve the value of and grow our brands; the seasonality of the Company’s business; weather, acts of God and other disasters; changes in patterns of consumer traffic, consumer tastes and dietary habits; the cost and availability of credit; interest rate changes; and compliance with debt covenants and the Company’s ability to make debt payments and planned investments. Further information on potential factors that could affect the financial results of the Company and its forward-looking statements is included in its most recent Form 10-K and subsequent filings with the Securities and Exchange Commission. The Company assumes no obligation to update any forward-looking statement, except as may be required by law. These forward-looking statements speak only as of the date of this release. All forward-looking statements are qualified in their entirety by this cautionary statement.
Note: Numerical figures included in this release have been subject to rounding adjustments.

TABLE ONE
BLOOMIN’ BRANDS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)
	THIRTEEN WEEKS ENDED
	MARCH 29, 2020	MARCH 31, 2019
(in thousands, except per share data)	(PRELIMINARY)
Revenues
Restaurant sales	$996,237	$1,111,642
Franchise and other revenues	12,100	16,489
Total revenues	1,008,337	1,128,131
Costs and expenses
Cost of sales	319,693	352,111
Labor and other related	309,269	319,015
Other restaurant operating	246,555	250,854
Depreciation and amortization	48,268	49,482
General and administrative	84,802	70,589
Provision for impaired assets and restaurant closings	41,318	3,586
Total costs and expenses	1,049,905	1,045,637
(Loss) income from operations	(41,568)	82,494
Other expense, net	(793)	(168)
Interest expense, net	(11,708)	(11,181)
(Loss) income before (Benefit) provision for income taxes	(54,069)	71,145
(Benefit) provision for income taxes	(19,655)	5,496
Net (loss) income	(34,414)	65,649
Less: net income attributable to noncontrolling interests	197	1,349
Net (loss) income attributable to Bloomin’ Brands	(34,611)	64,300
Redemption of preferred stock in excess of carrying value	(3,496)	—
Net (loss) income attributable to common stockholders	$(38,107)	$64,300

(Loss) earnings per share attributable to common stockholders:
Basic	$(0.44)	$0.70
Diluted	$(0.44)	$0.69

Weighted average common shares outstanding:
Basic	87,129	91,415
Diluted	87,129	92,661
_________________
Note: The unaudited data presented in this table is preliminary, based upon certain management estimates and subject to the completion of our procedures for the preparation and review of our quarterly financial statements. We have not completed our final closing procedures related to our analysis of goodwill, intangible assets and certain other long-lived assets for impairment and the related income tax provision adjustments that may result from completion of such procedures.

TABLE TWO
BLOOMIN’ BRANDS, INC.
SEGMENT RESULTS
(UNAUDITED)
	THIRTEEN WEEKS ENDED
(dollars in thousands)	MARCH 29, 2020	MARCH 31, 2019
U.S. Segment	(PRELIMINARY)
Revenues
Restaurant sales	$884,889	$1,000,813
Franchise and other revenues	9,608	13,694
Total revenues	$894,497	$1,014,507
Restaurant-level operating margin	11.5%	16.7%
Income from operations	$11,379	$113,035
Operating income margin	1.3%	11.1%
International Segment
Revenues
Restaurant sales	$111,348	$110,829
Franchise and other revenues	2,492	2,795
Total revenues	$113,840	$113,624
Restaurant-level operating margin	18.5%	22.3%
Income from operations	$6,787	$13,720
Operating income margin	6.0%	12.1%
Reconciliation of Segment Income from Operations to Consolidated (Loss) Income from Operations
Segment income from operations
U.S.	$11,379	$113,035
International	6,787	13,720
Total segment income from operations	18,166	126,755
Unallocated corporate operating expense	(59,734)	(44,261)
Total (loss) income from operations	$(41,568)	$82,494
_________________
Note: The unaudited data presented in this table is preliminary, based upon certain management estimates and subject to the completion of our procedures for the preparation and review of our quarterly financial statements. We have not completed our final closing procedures related to our analysis of goodwill, intangible assets and certain other long-lived assets for impairment and the related income tax provision adjustments that may result from completion of such procedures.

TABLE THREE
BLOOMIN’ BRANDS, INC.
SUPPLEMENTAL BALANCE SHEET INFORMATION
(UNAUDITED)
	MARCH 29, 2020	DECEMBER 29, 2019
(in thousands)	(PRELIMINARY)
Cash and cash equivalents (1)	$403,395	$67,145
Net working capital (deficit) (1)(2)	$(265,584)	$(621,553)
Total assets	$3,766,601	$3,592,683
Total debt, net (1)	$1,418,640	$1,048,704
Total stockholders’ equity	$100,143	$177,481
Common stock outstanding	87,417	86,946
_________________
Note: The unaudited data presented in this table is preliminary, based upon certain management estimates and subject to the completion of our procedures for the preparation and review of our quarterly financial statements. We have not completed our final closing procedures related to our analysis of goodwill, intangible assets and certain other long-lived assets for impairment and the related income tax provision adjustments that may result from completion of such procedures.

(1)	During the thirteen weeks ended March 29, 2020, we borrowed $376.0 million, net of repayments, on our revolving credit facility.

(2)
The change in net working capital (deficit) during the thirteen weeks ended March 29, 2020 is primarily due to cash proceeds from borrowings on our revolving credit facility with the corresponding liability recorded as Long-term debt, net on the Company’s Balance Sheet. We have, and in the future may continue to have, negative working capital balances (as is common for many restaurant companies). We operate successfully with negative working capital because cash collected on Restaurant sales is typically received before payment is due on our current liabilities, and our inventory turnover rates require relatively low investment in inventories. Additionally, ongoing cash flows from restaurant operations and gift card sales are typically used to service debt obligations and to make capital expenditures.

TABLE FOUR
BLOOMIN’ BRANDS, INC.
RESTAURANT-LEVEL OPERATING MARGIN NON-GAAP RECONCILIATION
(UNAUDITED)
	THIRTEEN WEEKS ENDED				(UNFAVORABLE) FAVORABLE CHANGE IN ADJUSTED YEAR TO DATE
	MARCH 29, 2020		MARCH 31, 2019
	(PRELIMINARY)
Consolidated:	GAAP	ADJUSTED (1)	GAAP	ADJUSTED
Restaurant sales	100.0%	100.0%	100.0%	100.0%

Cost of sales	32.1%	31.5%	31.7%	31.7%	0.2%
Labor and other related	31.0%	31.0%	28.7%	28.7%	(2.3)%
Other restaurant operating	24.7%	25.0%	22.6%	22.6%	(2.4)%

Restaurant-level operating margin (2)	12.1%	12.5%	17.1%	17.1%	(4.6)%

Segments - Restaurant-level operating margin:
U.S. (2)	11.5%	11.7%	16.7%	16.7%	(5.0)%
International (2)	18.5%	20.2%	22.3%	22.3%	(2.1)%
_________________
Note: The unaudited data presented in this table is preliminary, based upon certain management estimates and subject to the completion of our procedures for the preparation and review of our quarterly financial statements. We have not completed our final closing procedures related to our analysis of goodwill, intangible assets and certain other long-lived assets for impairment and the related income tax provision adjustments that may result from completion of such procedures.

(1)	The table set forth below titled “Restaurant-level Operating Margin Adjustments” provides additional information regarding the adjustments for each period presented.

(2)
The following categories of our revenue and operating expenses are not included in restaurant-level operating margin because we do not consider them reflective of operating performance at the restaurant-level within a period:

(i)	Franchise and other revenues, which are earned primarily from franchise royalties and other non-food and beverage revenue streams, such as rental and sublease income.

(ii)	Depreciation and amortization which, although substantially all of which is related to restaurant-level assets, represent historical sunk costs rather than cash outlays for the restaurants.

(iii)	General and administrative expense which includes primarily non-restaurant-level costs associated with support of the restaurants and other activities at our corporate offices.

(iv)	Asset impairment charges and restaurant closing costs which are not reflective of ongoing restaurant performance in a period.

Restaurant-level Operating Margin Adjustments - Following is a summary of unfavorable (favorable) restaurant-level operating margin adjustments recorded in Other restaurant operating expense (unless otherwise noted below) for the following activities, as described in table five of this release:

THIRTEEN WEEKS ENDED
MARCH 29, 2020
(dollars in millions)	(PRELIMINARY)
Restaurant and asset impairments and closing costs	$2.8
Restaurant relocations and related costs	(0.1)
COVID-19 related costs (1)	(6.2)
$(3.5)
_________________

(1)	Adjustments recorded in Cost of sales. Includes $1.8 million of adjustments recorded in the international segment. All other adjustments were recorded within the U.S. segment.

TABLE FIVE
BLOOMIN’ BRANDS, INC.
(LOSS) INCOME FROM OPERATIONS, NET (LOSS) INCOME AND DILUTED (LOSS) EARNINGS PER SHARE NON-GAAP RECONCILIATIONS
(UNAUDITED)
	THIRTEEN WEEKS ENDED
	MARCH 29, 2020	MARCH 31, 2019
(in thousands, except per share data)	(PRELIMINARY)
(Loss) income from operations	$(41,568)	$82,494
Operating (loss) income margin	(4.1)%	7.3%
Adjustments:
COVID-19 related costs (1)	48,876	—
Severance and other transformational costs (2)	22,232	2,855
Restaurant relocations and related costs (3)	592	1,032
Legal and other matters	178	—
Restaurant and asset impairments and closing costs (4)	(2,797)	2,131
Total income from operations adjustments	$69,081	$6,018
Adjusted income from operations	$27,513	$88,512
Adjusted operating income margin	2.7%	7.8%

Net (loss) income attributable to common stockholders	$(38,107)	$64,300
Adjustments:
Income from operations adjustments	69,081	6,018
Total adjustments, before income taxes	69,081	6,018
Adjustment to provision for income taxes (5)	(21,995)	(819)
Redemption of preferred stock in excess of carrying value (6)	3,496	—
Net adjustments	50,582	5,199
Adjusted net income	$12,475	$69,499

Diluted (loss) earnings per share attributable to common stockholders	$(0.44)	$0.69
Adjusted diluted earnings per share	$0.14	$0.75

Basic weighted average common shares outstanding	87,129	91,415
Diluted weighted average common shares outstanding (7)	87,963	92,661
_________________
Note: The unaudited data presented in this table is preliminary, based upon certain management estimates and subject to the completion of our procedures for the preparation and review of our quarterly financial statements. We have not completed our final closing procedures related to our analysis of goodwill, intangible assets and certain other long-lived assets for impairment and the related income tax provision adjustments that may result from completion of such procedures.

(1)
Represents costs incurred in connection with the economic impact of the COVID-19 pandemic, primarily consisting of fixed asset and right-of-use asset impairments, inventory obsolescence and spoilage, contingent lease liabilities and current expected credit losses.

(2)	Relates to severance and other costs incurred as a result of transformational and restructuring activities.

(3)	Represents asset impairment charges and accelerated depreciation incurred in connection with our relocation program.

(4)	Includes a lease buyout gain of $2.8 million in 2020 and asset impairment charges and related costs primarily related to approved closure and restructuring initiatives in 2019.

(5)	Represents income tax effect of the adjustments for the periods presented.

(6)	Represents consideration paid in excess of the carrying value for the redemption of preferred stock of our Abbraccio subsidiary.

(7)
Due to the GAAP net loss, the effect of dilutive securities was excluded from the calculation of GAAP diluted (loss) earnings per share for the thirteen weeks ended March 29, 2020. For adjusted diluted earnings per share, the calculation includes 834 dilutive shares for the thirteen weeks ended March 29, 2020.

Following is a summary of the financial statement line item classification of the net income adjustments:

	THIRTEEN WEEKS ENDED
(dollars in thousands)	MARCH 29, 2020	MARCH 31, 2019
Cost of sales	$6,182	$—
Other restaurant operating	(2,643)	(22)
Depreciation and amortization	407	565
General and administrative	24,224	3,255
Provision for impaired assets and restaurant closings	40,911	2,220
Provision for income taxes	(21,995)	(819)
Redemption of preferred stock in excess of carrying value	3,496	—
Net adjustments	$50,582	$5,199

TABLE SIX
BLOOMIN’ BRANDS, INC.
SEGMENT INCOME FROM OPERATIONS NON-GAAP RECONCILIATION
(UNAUDITED)
	THIRTEEN WEEKS ENDED
(dollars in thousands)	MARCH 29, 2020	MARCH 31, 2019
U.S. Segment	(PRELIMINARY)
Income from operations	$11,379	$113,035
Operating income margin	1.3%	11.1%
Adjustments:
COVID-19 related costs (1)	42,979	—
Restaurant relocations and related costs (2)	592	1,032
Severance (3)	—	700
Restaurant and asset impairments and closing costs (4)	(2,797)	1,835
Adjusted income from operations	$52,153	$116,602
Adjusted operating income margin	5.8%	11.5%

International Segment
Income from operations	$6,787	$13,720
Operating income margin	6.0%	12.1%
Adjustments:
COVID-19 related costs (1)	5,192	—
Restaurant and asset impairments and closing costs (4)	—	296
Adjusted income from operations	$11,979	$14,016
Adjusted operating income margin	10.5%	12.3%
_________________
Note: The unaudited data presented in this table is preliminary, based upon certain management estimates and subject to the completion of our procedures for the preparation and review of our quarterly financial statements. We have not completed our final closing procedures related to our analysis of goodwill, intangible assets and certain other long-lived assets for impairment and the related income tax provision adjustments that may result from completion of such procedures.

(1)
Represents costs incurred in connection with the economic impact of the COVID-19 pandemic, primarily consisting of fixed asset and right-of-use asset impairments, inventory obsolescence and spoilage, contingent lease liabilities and current expected credit losses.

(2)	Represents asset impairment charges and accelerated depreciation incurred in connection with our relocation program.

(3)	Relates to severance costs incurred as a result of restructuring activities.

(4)	Includes a lease buyout gain of $2.8 million in 2020 and asset impairment charges and related costs primarily related to approved closure and restructuring initiatives in 2019.

TABLE SEVEN
BLOOMIN’ BRANDS, INC.
COMPARATIVE RESTAURANT INFORMATION
(UNAUDITED)
Number of restaurants (at end of the period):	DECEMBER 29, 2019	OPENINGS	CLOSURES	MARCH 29, 2020
U.S.
Outback Steakhouse
Company-owned	579	—	(4)	575
Franchised	145	—	—	145
Total	724	—	(4)	720
Carrabba’s Italian Grill
Company-owned	204	—	—	204
Franchised	21	—	—	21
Total	225	—	—	225
Bonefish Grill
Company-owned	190	—	—	190
Franchised	7	—	—	7
Total	197	—	—	197
Fleming’s Prime Steakhouse & Wine Bar
Company-owned	68	—	(1)	67
Other
Company-owned	4	—	—	4
U.S. total	1,218	—	(5)	1,213
International
Company-owned
Outback Steakhouse—Brazil (1)	99	4	—	103
Other	29	—	—	29
Franchised
Outback Steakhouse - South Korea	72	2	(2)	72
Other	55	2	(2)	55
International total	255	8	(4)	259
System-wide total	1,473	8	(9)	1,472
____________________

(1)	The restaurant counts for Brazil are reported as of November 30, 2019 and February 29, 2020 to correspond with the balance sheet dates of this subsidiary.

TABLE EIGHT
BLOOMIN’ BRANDS, INC.
COMPARABLE RESTAURANT SALES INFORMATION
(UNAUDITED)
	THIRTEEN WEEKS ENDED
	MARCH 29, 2020	MARCH 31, 2019
Year over year percentage change:
Comparable restaurant sales (stores open 18 months or more):
U.S. (1)
Outback Steakhouse	(9.5)%	3.5%
Carrabba’s Italian Grill	(8.7)%	0.3%
Bonefish Grill	(13.9)%	1.9%
Fleming’s Prime Steakhouse & Wine Bar	(13.2)%	0.6%
Combined U.S.	(10.4)%	2.4%
International
Outback Steakhouse - Brazil (2)	6.8%	3.7%

Traffic:
U.S.
Outback Steakhouse	(10.4)%	(0.5)%
Carrabba’s Italian Grill	(6.2)%	(1.3)%
Bonefish Grill	(15.1)%	(1.9)%
Fleming’s Prime Steakhouse & Wine Bar	(13.6)%	(1.6)%
Combined U.S.	(10.4)%	(0.9)%
International
Outback Steakhouse - Brazil	8.4%	(2.4)%

Average check per person (3):
U.S.
Outback Steakhouse	0.9%	4.0%
Carrabba’s Italian Grill	(2.5)%	1.6%
Bonefish Grill	1.2%	3.8%
Fleming’s Prime Steakhouse & Wine Bar	0.4%	2.2%
Combined U.S.	—%	3.3%
International
Outback Steakhouse - Brazil	(2.7)%	6.5%
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(1)	Relocated restaurants closed more than 60 days are excluded from comparable restaurant sales until at least 18 months after reopening.

(2)	Excludes the effect of fluctuations in foreign currency rates. Includes trading day impact from calendar period reporting.

(3)	Average check per person includes the impact of menu pricing changes, product mix and discounts.
SOURCE: Bloomin’ Brands, Inc.